TAUBMAN CENTERS, INC.																			Exhibit 99
Debt Summary
As of September 30, 2012
(in millions of dollars, amounts may not add due to rounding)
	MORTGAGE AND OTHER NOTES PAYABLE (a)
	INCLUDING WEIGHTED AVERAGE INTEREST RATES AT SEPTEMBER 30, 2012

		100%		Beneficial Interest	Effective Rate		LIBOR Rate	Principal Amortization and Debt Maturities
		9/30/2012		9/30/2012	9/30/2012	(b)	Spread	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
Consolidated Fixed Rate Debt:
Beverly Center		312.1		312.1	5.28%			1.6	6.6	303.8									312.1
Cherry Creek Shopping Center	50.00%	280.0		140.0	5.24%							140.0							140.0
El Paseo Village		16.8	(c)	16.8	3.86%	(c)		0.1	0.4	0.4	15.9								16.8	(j)
Great Lakes Crossing Outlets		126.9		126.9	5.25%			0.8	126.0										126.9
International Plaza	50.10%	325.0		162.8	4.85%						2.5	2.6	2.7	2.9	3.0	3.1	146.1		162.8
Northlake Mall		215.5		215.5	5.41%							215.5							215.5
Stony Point Fashion Park		102.2		102.2	6.24%			0.5	2.1	99.5									102.2
The Gardens on El Paseo		85.6	(d)	85.6	4.50%	(d)		0.3	1.1	1.1	1.1	81.9							85.6	(j)
The Mall at Green Hills		109.2	(e)	109.2	4.71%	(e)		0.9	108.3										109.2	(j)
The Mall at Partridge Creek		80.5		80.5	6.15%			0.3	1.1	1.1	1.2	1.3	1.4	1.4	1.5	71.2			80.5
The Mall at Short Hills		540.0		540.0	5.47%						540.0								540.0
The Mall at Wellington Green	90.00%	200.0		180.0	5.44%						180.0								180.0
Total Consolidated Fixed		2,393.7		2,071.5				4.5	245.7	406.0	740.7	441.3	4.1	4.3	4.5	74.4	146.1		2,071.5
Weighted Rate		5.29%		5.32%				5.24%	5.02%	5.51%	5.42%	5.19%	5.28%	5.29%	5.29%	6.10%	4.85%

Consolidated Floating Rate Debt:
MacArthur Center	95.00%	130.9		124.3	4.99%	(f)		0.3	1.3	1.4	1.5	1.6	1.7	1.8	2.0	112.8			124.3
TRG $65M Revolving Credit		20.1		20.1	1.61%	(g)	1.40%			20.1									20.1
TRG $650M Revolving Credit Facility:
Dolphin Mall (i)		40.0		40.0	1.98%		1.75%				40.0	(i)							40.0
Fairlane Town Center (i)		70.0		70.0	1.98%		1.75%				70.0	(i)							70.0
Twelve Oaks Mall (i)		0.0		0.0			1.75%				0.0	(i)							0.0
Total Consolidated Floating		261.0		254.5				0.3	1.3	21.5	111.5	1.6	1.7	1.8	2.0	112.8			254.5
Weighted Rate		3.46%		3.42%				4.99%	4.99%	1.83%	2.02%	4.99%	4.99%	4.99%	4.99%	4.99%

Total Consolidated		2,654.7		2,326.0				4.8	247.0	427.5	852.2	442.9	5.8	6.1	6.5	187.1	146.1		2,326.0
Weighted Rate		5.11%		5.12%				5.23%	5.02%	5.33%	4.98%	5.19%	5.20%	5.20%	5.20%	5.43%	4.85%
Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	170.3		85.2	5.76%			0.3	1.2	1.3	1.4	1.4	1.5	1.6	1.7	74.7			85.2
The Mall at Millenia	50.00%	197.0		98.5	5.46%			0.4	98.1	(k)									98.5
Sunvalley	50.00%	190.0		95.0	4.44%			0.4	1.5	1.6	1.6	1.7	1.8	1.9	2.0	2.1	2.2	78.3	95.0
Waterside Shops	25.00%	165.0		41.3	5.54%							41.3							41.3
Westfarms	78.94%	319.2		251.9	4.50%			1.0	4.2	4.3	4.5	4.8	5.0	5.2	5.4	5.7	5.9	205.9	251.9
Total Joint Venture Fixed		1,041.5		571.9				2.1	104.9	7.2	7.5	49.1	8.3	8.7	9.1	82.5	8.1	284.2	571.9
Weighted Rate		5.04%		4.92%				4.86%	5.41%	4.71%	4.71%	5.41%	4.72%	4.72%	4.72%	5.64%	4.48%	4.48%

Joint Ventures Floating Rate Debt:
Fair Oaks	50.00%	275.0		137.5	4.10%	(h)				0.8	2.0	2.2	2.3	130.2					137.5
Taubman Land Associates	50.00%	30.0		15.0	5.95%	(f)		15.0											15.0
Total Joint Venture Floating		305.0		152.5				15.0		0.8	2.0	2.2	2.3	130.2					152.5
Weighted Rate		4.28%		4.28%				5.95%		4.10%	4.10%	4.10%	4.10%	4.10%

Total Joint Venture		1,346.5		724.4				17.1	104.9	8.0	9.6	51.3	10.6	138.9	9.1	82.5	8.1	284.2	724.4
Weighted Rate		4.87%		4.78%				5.82%	5.41%	4.65%	4.58%	5.35%	4.58%	4.14%	4.72%	5.64%	4.48%	4.48%
TRG Beneficial Interest Totals
Fixed Rate Debt		3,435.1		2,643.3	(c),(d),(e)			6.6	350.6	413.2	748.3	490.4	12.4	13.0	13.7	156.9	154.2	284.2	2,643.3
		5.21%		5.24%				5.12%	5.14%	5.50%	5.41%	5.21%	4.90%	4.91%	4.91%	5.86%	4.83%	4.48%
Floating Rate Debt		566.0		407.0				15.3	1.3	22.3	113.5	3.8	4.0	132.0	2.0	112.8			407.0
		3.90%		3.74%				5.93%	4.99%	1.91%	2.06%	4.48%	4.48%	4.11%	4.99%	4.99%
Total		4,001.2		3,050.3	(c),(d),(e)			21.9	351.9	435.5	861.8	494.2	16.4	145.0	15.6	269.6	154.2	284.2	3,050.3
		5.03%		5.04%				5.69%	5.14%	5.32%	4.97%	5.20%	4.80%	4.18%	4.92%	5.49%	4.83%	4.48%

				Average Maturity Fixed Debt				4
				Average Maturity Total Debt				4

(a)					All debt is secured and non-recourse to TRG unless otherwise indicated.			(f)	Debt is swapped to the effective rate indicated until maturity.
(b)
Includes the impact of interest rate swaps, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt or interest rate cap premiums.
								(g)	Rate floats daily at LIBOR plus spread. Letters of credit totaling $3.8 million are also outstanding on the facility.
								(h)	Debt is swapped to an effective rate of 4.10% until 2.5 months prior to maturity.
(c)					Debt includes $0.3 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 4.42% to an effective rate of 3.86%.			(i)	TRG revolving credit facility of $650 million. Dolphin, Fairlane and Twelve Oaks are the direct borrowers under this facility. Debt is guaranteed by TRG. A one year extension option is available.

(d)					Debt includes $4.1 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 6.10% to an effective rate of 4.50%.			(j)	Principal amortization includes amortization of purchase accounting adjustments.
								(k)
In October 2012, the existing $197.0 million, 5.46% loan on The Mall at Millenia, a 50% owned joint venture, was refinanced.  The new 12-year, non-recourse, $350 million loan bears interest at a fixed rate of 4%.

(e)					Debt includes $2.5 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 6.89% to an effective rate of 4.71%.